Exhibit 99(a)

                             REVOCABLE PROXY
               JEFFERSON SAVINGS & LOAN ASSOCIATION, F.A.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF JEFFERSON SAVINGS & LOAN ASSOCIATION, F.A. ("JEFFERSON" OR THE "ASSOCIA-TION") FOR USE ONLY AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, NOVEMBER 10, 1994, AND AT ANY ADJOURNMENT THEREOF.

      The undersigned, being a stockholder of the Association hereby appoints Messrs. Robin C. Gulick and Thomas W. Winfree, or any one of them, as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of the Association held of record by the under-signed on September 27, 1994, at the Special Meeting of Stockholders of the Association to be held at the Fauquier Springs Country Club, located at 9236 Tournament Drive, Warrenton, Virginia, 22186 on Thursday, November 10, 1994, at 4:00 p.m., and at any adjournment of said meeting.

      1. PROPOSAL TO approve the Agreement and Plan of Reorganization and related Plan of Merger (the "Merger Agreement"), dated September 1, 1994, among Crestar Financial Corporation, Crestar Bank and Jefferson providing for the merger of Jefferson with and into Crestar Bank as more fully described in the accompanying Proxy Statement/Prospectus.

( )  FOR            ( )  AGAINST        ( )  ABSTAIN

      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

      This proxy may be revoked at any time before it is exercised.

      This proxy is solicited by the Board of Directors. Shares of Common Stock of the Association will be voted as specified. If no specification is made above, shares will be voted FOR approval of the Merger Agreement in Proposal 1 and otherwise at the discretion of the proxies.

      The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders of the Association called for Thursday, November 10, 1994, and a Proxy Statement/Prospectus for the Special Meeting prior to the signing of this proxy.

      PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.


                          Dated: ________________, 1994


                          ____________________________
                          Signature



                          ____________________________
                          Signature

                          Please sign exactly as your name(s)
                          appear(s) on this proxy.  When signing
                          in a representative capacity, please
                          give title.